UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 31, 2017
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
As previously disclosed, on June 18, 2017, A.M. Castle & Co., a Maryland corporation (the “Company”), and four of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to the terms of a Restructuring Support Agreement (as defined below) that contemplated the reorganization of the Debtors pursuant to a prepackaged plan of reorganization (as amended and supplemented, the “Plan”). On August 2, 2017, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. On August 31, 2017 (the “Effective Date”), the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.
The Plan was previously filed as Exhibit 2.1, and the Confirmation Order was previously filed as Exhibit 99.1, to the Current Report on Form 8-K filed on August 3, 2017, and each is incorporated herein by reference.
On September 6, 2017 the Company filed a Current Report on Form 8-K (the "Other Form 8-K"). The contents of the Other 8-K are incorporated herein by reference.
Item 1.01 - Entry into a Material Definitive Agreement
New Credit Agreement
Pursuant to the Plan, on the Effective Date, the Debtors entered into a Revolving Credit and Security Agreement (the “New Credit Agreement”) with PNC Bank, National Association, as lender and as administrative and collateral agent (the “Agent”), and the other lenders party thereto.
Each of the Debtors is a borrower (collectively, in such capacity, the “Borrowers”) under the New Credit Agreement. The obligations of the Borrowers have been guaranteed by the subsidiaries of the Company named therein as guarantors. The New Credit Agreement provides for a $125 million senior secured, revolving credit facility for the Company. Subject to certain exceptions and permitted encumbrances, the obligations under the New Credit Agreement are secured by a first priority security interest in substantially all of the assets of each of the Borrowers and certain of their foreign subsidiaries. The proceeds of the advances under the New Credit Agreement may only be used to (i) pay certain fees and expenses to the Agent and the lenders under the New Credit Agreement, (ii) provide for Borrowers' working capital needs and reimburse drawings under letters of credit, (iii) repay the obligations under the Debtor-in-Possession Revolving Credit and Security Agreement dated as of June 10, 2017, by and among the Company, the lenders party thereto, and PNC Bank, National Association, and certain other existing indebtedness, and (iv) provide for the Borrowers' capital expenditure needs, in accordance with the New Credit Agreement.
On the Effective Date, in connection with its entering into the New Credit Agreement, the Company borrowed an aggregate amount equal to $78.8 million, of which $49.4 million was used to pay down outstanding indebtedness, accrued interest, and related fees of the Company under the Former Credit Agreement (as defined below). As of the Effective Date, after giving effect to various limitations and deductions under the New Credit Agreement, the Company’s maximum borrowing capacity was $102.3 million. After giving effect to the above-mentioned limitations and deductions under the New Credit Agreement as well as the expected future payment of approximately $5.0 million of professional fees incurred in connection with the Debtors’ emergence from their Chapter 11 cases, as of the Effective Date the Company had approximately $18.5 million available for borrowing under the New Credit Agreement and the Company had approximately $6.7 million of global cash on hand.
The Company may prepay its obligations under the New Credit Agreement at any time without premium or penalty, and must apply the net proceeds of material sales of collateral in prepayment of such obligations. Indebtedness for borrowings under the New Credit Agreement is subject to acceleration upon the occurrence of specified defaults or events of default, including failure to pay principal or interest, the inaccuracy of any representation or warranty of a loan party, failure by a loan party to perform certain covenants, defaults under indebtedness owed to third parties, certain liability producing events relating to ERISA, the invalidity or impairment of the Agent’s lien on its collateral or of any applicable guarantee, and certain adverse bankruptcy-related and other events.
Interest on indebtedness accrues based on the applicable LIBOR-based rate, as set forth in the New Credit Agreement. Additionally, the Company must pay a monthly Facility Fee equal to the product of (i) 0.25% per annum (or, if the average daily revolving facility usage is less than 50% of the maximum revolving advance amount, 0.375% per annum) multiplied by (ii) the amount by which the maximum revolving advance amount exceeds such average daily revolving facility usage for such month.
The Borrowers are also responsible for certain other administrative fees and expenses.
The New Credit Agreement includes negative covenants customary for an asset-based revolving loan. Such covenants include limitations on the ability of the Borrowers to, among other things, (i) effect mergers and consolidations, (ii) sell assets, (iii)  create or suffer to exist any lien, (iv) make certain investments, (v) incur debt and (vi) transact with affiliates. In addition, the New Credit Agreement includes customary affirmative covenants for an asset-based revolving loan, including covenants regarding the delivery of financial statements, reports and notices to the Agent. The New Credit Agreement also contains customary representations and warranties and event of default provisions for a secured term loan.

The foregoing description is a summary and is qualified in its entirety by reference to the New Credit Agreement, which is attached as Exhibit 10.1 hereto.
New Indenture
Pursuant to the Plan, on the Effective Date, the Company entered into an Indenture (the “Second Lien Notes Indenture”) with Wilmington Savings Fund Society, FSB (“WSFS, FSB”), as trustee and collateral agent (“Indenture Agent”) and, pursuant thereto, issued $164,902,156 in aggregate original principal amount of its 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due 2022 (the “Second Lien Notes”).
The Second Lien Notes are five year senior obligations of the Company and certain of its subsidiaries, secured by a lien on all or substantially all of the assets of the Company, its domestic subsidiaries and certain of its foreign subsidiaries, which lien the Indenture Agent has agreed will be junior to the lien of the Agent under the New Credit Agreement.
The Second Lien Notes are convertible into shares of the Company’s common stock at any time at the initial conversion price of $3.77 per share, which rate is subject to adjustment as set forth in the Second Lien Notes Indenture.   The value of shares of the Company’s common stock for purposes of the settlement of the conversion right will be calculated as provided in the Second Lien Notes Indenture, using a 20 trading day observation period. Upon conversion, the Company will pay and/or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, together with cash in lieu of fractional shares.
Second Lien Notes that are deemed, in accordance with the Second Lien Notes Indenture, to have been converted in connection with a “Fundamental Change” (as defined in the Second Lien Notes Indenture) are convertible, for each $1.00 principal amount of the Second Lien Notes, into that number of shares of the Company’s common stock equal to the greater of (a) $1.00 divided by the then applicable conversion price and (b) $1.00 divided by the stock price with respect to such Fundamental Change, subject to other provisions of the Second Lien Notes Indenture.
The Second Lien Notes are guaranteed, jointly and severally, by certain subsidiaries of the Company.  The Second Lien Notes and the related guarantees are secured by a lien on substantially all of the Company’s and the guarantors’ assets, subject to certain exceptions pursuant to certain collateral documents pursuant to the Second Lien Notes Indenture.  The terms of the Second Lien Notes contain numerous covenants imposing financial and operating restrictions on the Company’s business.  These covenants place restrictions on the Company’s ability and the ability of its subsidiaries to, among other things, pay dividends, redeem stock or make other distributions or restricted payments; incur indebtedness or issue certain stock; make certain investments; create liens; agree to certain payment restrictions affecting certain subsidiaries; sell or otherwise transfer or dispose assets; enter into transactions with affiliates; and enter into sale and leaseback transactions.
The Second Lien Notes may not be redeemed by the Company in whole or in part at any time, subject to certain exceptions provided under the Second Lien Notes Indenture. In addition, if a Fundamental Change occurs at any time, each holder of any Second Lien Notes has the right to require the Company to repurchase such holder’s Second Lien Notes for cash at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, subject to certain exceptions.
The Company must use the net proceeds of material sales of collateral, which proceeds are not used for other permissible purposes, to make an offer of repurchase to holders of the Second Lien Notes. Indebtedness for borrowings under the New Credit Agreement is subject to acceleration upon the occurrence of specified defaults or events of default, including failure to pay principal or interest, the inaccuracy of any representation or warranty of any obligor under the Second Lien Notes, failure by an obligor under the Second Lien Notes to perform certain covenants, the invalidity or impairment of the Indenture Agent’s lien on its collateral or of any applicable guarantee, and certain adverse bankruptcy-related and other events.
Interest on the Second Lien Notes accrues at the rate of 5.00%, except that the Company may, in certain circumstances, pay at the rate of 7.00% in kind.
The Company also is responsible for certain other administrative fees and expenses. In connection with the execution of the Second Lien Notes Indenture, the Company paid the Indenture Agent fees of $29,000, and Indenture Agent legal fees of approximately $200,000.
The foregoing description is a summary and is qualified in its entirety by reference to the Indenture, which is attached as Exhibit 10.2 hereto.
Intercreditor Agreement
Pursuant to the Plan, as of the Effective Date, the Company and certain of its subsidiaries have acknowledged and agreed to the terms and provisions, and to be bound by the provisions, of an Intercreditor Agreement (the “Intercreditor Agreement”) between PNC Bank, National Association, in its capacity as administrative and collateral agent under the New Credit Agreement (in such capacity, the “First Lien Agent”), and WSFS, FSB in its capacity as trustee and collateral agent under the Second Lien Indenture (in such capacity, “Second Lien Agent”).

Under the Intercreditor Agreement, any lien on collateral securing the First Lien Debt (as defined in the Intercreditor Agreement) held by or for the First Lien Agent or the lenders under the New Credit Agreement is senior in right, priority, operation and effect and in all other respects to any lien on collateral securing the Second Lien Debt (as defined in the Intercreditor Agreement) held by or for the Second Lien Agent or the holders of the Second Lien Notes. The Intercreditor Agreement requires that, so long as the discharge of the First Lien Debt has not occurred, if the Second Lien Agent or any holder of the Second Lien Notes holds any lien on any assets of the Company or its subsidiaries securing any Second Lien Debt that are not also subject to the first priority lien of the First Lien Agent, such party, upon demand by the First Lien Agent or the Company, must, at the First Lien Agent’s option, either release such lien or assign it to the First Lien Agent as security for the First Lien Debt or the Company must grant a lien thereon to the First Lien Agent. The Intercreditor Agreement grants the Second Lien Agent and the holders of the Second Lien Notes the option, at any time within 30 days of the occurrence of certain triggering events to purchase all (but not less than all) of the First Lien Debt from the First Lien Agent and the lenders.
The foregoing description is a summary and is qualified in its entirety by reference to the Intercreditor Agreement, which is incorporated by reference to Exhibit 10.3 hereto.
Stockholders Agreement
Pursuant to the Plan, on the Effective Date, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with Highbridge Capital Management, LLC (“Highbridge”), Whitebox Advisors LLC (“Whitebox”), SGF, Inc. (“SGF”), Corre Partners Management, LLC (“Corre”), Wolverine Flagship Fund Trading Limited (“WFF”), and certain members of the Company’s management. A description of the material provisions of the Stockholders Agreement is contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 31, 2017, which description is incorporated by reference herein.
Registration Rights Agreement
Pursuant to the Plan, on the Effective Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Highbridge, Whitebox, SGF, Corre and WFF. A description of the material provisions of the Registration Rights Agreement is contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 31, 2017, which description is incorporated by reference herein.
Management Incentive Plan
On the Effective Date, pursuant to the operation of the Plan, the A.M. Castle & Co. 2017 Management Incentive Plan (the “MIP”) became effective.
The board of directors of the Company (the “Board”) or a committee thereof (either, in such capacity, the “Administrator”) will administer the MIP. The Administrator has broad authority under the MIP, among other things, to: (i) select participants; (ii) determine the terms and conditions, not inconsistent with the MIP, of any award granted under the MIP; (iii) determine the number of shares of the Company’s common stock to be covered by each award granted under the MIP; and (iv) determine the fair market value of awards granted under the MIP.
Persons eligible to receive awards under the MIP include officers and employees of the Company and its subsidiaries. The types of awards that may be granted under the MIP include stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other forms of cash or stock based awards.
The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the MIP (including shares initially convertible as a result of conversion of Second Lien Notes issued pursuant to the MIP) is 3,952,108, which number may be increased with the approval of the Company’s stockholders. If any outstanding award granted under the MIP expires or is terminated or canceled without having been exercised or settled in full, or if shares of the Company’s common stock acquired pursuant to an award subject to forfeiture are forfeited, the shares of the Company’s common stock allocable to the terminated portion of such award or such forfeited shares will revert to the MIP and will be available for grant under the MIP as determined by the Administrator, subject to certain restrictions.
As is customary in management incentive plans of this nature, in the event of any change in the outstanding shares of the Company’s common stock by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction, an equitable adjustment will be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the MIP. Such adjustment may include an adjustment to the maximum number and kind of shares of stock or other securities or other equity interests as to which awards may be granted under the MIP, the number and kind of shares of stock or other securities or other equity interests subject to outstanding awards and the exercise price thereof, if applicable.
The foregoing description is a summary and is qualified in its entirety by reference to the MIP, which is attached hereto as Exhibit 10.4.

Item 1.02 - Termination of a Material Definitive Agreement
Former Credit Agreement
On the Effective Date, by operation of the Plan, all outstanding indebtedness, accrued interest, and related fees of the Debtors under that certain Credit and Guaranty Agreement, dated December 8, 2016, by and among the Company, Highbridge International Capital Management, LLC, Corre Partners Management, LLC, Whitebox Credit Partners, L.P., WFF Cayman II Limited, and SGF, LLC and Cantor Fitzgerald Securities, among others (as amended, the “Former Credit Agreement”), amounting to $49.4 million, was paid in full with the proceeds of borrowings under the New Credit Agreement and the issuance of Second Lien Notes under the Second Lien Indenture.
12.75% Senior Secured Notes Indenture
On the Effective Date, by operation of the Plan, all outstanding indebtedness of the Debtors under the Company’s 12.75% Senior Secured Notes due 2018 and the Indenture dated February 8, 2016, by and between the Company, as issuer, its guarantors, and U.S. Bank National Association, as trustee, was discharged and cancelled.
5.25% Convertible Senior Secured Notes Indenture
On the Effective Date, by operation of the Plan, all outstanding indebtedness of the Debtors under the Company’s 5.25% Convertible Senior Secured Notes due 2019 and the Indenture dated May 19, 2016, by and between the Company, as issuer, its guarantors, and U.S. Bank National Association, as trustee, was discharged and cancelled.
Agreements Regarding Equity Interests
On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company (which include warrants to purchase the Company’s prior common stock and unvested/unexercised awards under any existing pre-Effective Date management incentive compensation plans) were extinguished without recovery.
Item 3.02 - Unregistered Sales of Equity Securities
On the Effective Date, by operation of the Plan, the Company issued an aggregate of 3,734,385 shares of its new common stock, as follows:

•
1,300,000 shares were issued to the holders of Prepetition Second Lien Secured Claims (as defined by the Plan) in partial satisfaction of their claims, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of such act and Regulation D promulgated thereunder;

•
300,000 shares were issued to the holders of Prepetition Third Lien Secured Claims (as defined by the Amended Plan) in partial satisfaction of their claims, pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of such act and Regulation D promulgated thereunder;

•
400,000 shares were issued to participating holders of the Company’s outstanding common stock as of August 2, 2017 in partial satisfaction of their interests, pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code; and

•
1,734,385 shares, together with an aggregate original principal amount of $2,400,000 of Second Lien Notes convertible into an additional 636,880 shares of new common stock as of the Effective Date, were issued as awards of restricted stock under the MIP to certain officers of the Company, pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of such act, Regulation D promulgated thereunder and Rule 701 of such act.

Item 3.03 - Material Modification to the Rights of Securities Holders
The information set forth in Items 1.01, 1.02, 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.01 - Changes in Control of Registrant
As disclosed elsewhere in this Current Report on Form 8-K, on the Effective Date, all equity interests (which include the Company’s prior common stock, par value $0.01 per share, warrants to purchase such common stock, and awards under management equity plans adopted before the Effective Date) of the Company were extinguished and shares of the Company’s common stock were issued pursuant to the Plan. As a result of the distribution of shares of the Company’s common stock under the Plan and the cancellation of such prior equity interests pursuant to the Plan, holders of Prepetition Second Lien Secured Claims (as defined by the Plan) received 65% of the outstanding shares of the Company’s common stock as of the Effective Date (subject to dilution by awards issued or issuable under the MIP on and after the Effective Date and by shares issued or issuable upon conversion of the Second Lien Notes on and after the Effective Date).

As disclosed in Item 5.02 below, pursuant to the Plan, the terms of four of the five current members of the Board will terminate, and as of the Effective Date, the new Board of the Company had five members designated in accordance with the Plan, four of whom are new to the Board.
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors
In accordance with the Plan, all of the Company’s existing directors, consisting of Howard Brod Brownstein, Pamela Forbes Lieberman, Jonathan B. Mellin, Michael Sheehan, and Steven W. Scheinkman were deemed to have resigned from the Board as of the Effective Date.
Appointment of Directors
The members of the New Board took office on the Effective Date and are:
Steven W. Scheinkman. President and Chief Executive Officer of A.M. Castle & Co. since April 2015. Mr. Scheinkman also served as an independent member of A.M. Castle’s Board of Directors from March 2015 to April 2015. Prior to joining A.M. Castle, Mr. Scheinkman served as President and Chief Executive Officer and a director of Innovative Building Systems LLC, and certain of its affiliates and predecessor entities (a leading customer modular home producer) since 2010. He served as a director of Claymont Steel Holdings, Inc. (a manufacturer of custom discrete steel plate) from 2006 to 2008. He served as the President and Chief Executive Officer and a director of Transtar Metals Corp. (“Transtar”) (a supply chain manager/distributor of high alloy metal products for the transportation, aerospace and defense industries) from 1999 to 2006. Following Transtar’s acquisition by A.M. Castle & Co. in September 2006, he served as President of Transtar Metals Holdings, Inc. until September 2007, and thereafter served as its advisor until December 2007. He served in various capacities as an executive officer of Macsteel Service Centers USA (a distributor and processor of steel products) including President, Chief Operating Officer and Chief Financial Officer, from 1986 to 1999.
Jonathan Mellin. Jonathan Mellin has served as the President, Chief Executive Officer and Chief Investment Officer of Simpson Estates Inc. (“Simpson Estates”) since May 2012. Simpson Estates is a single family office located in Chicago, Illinois.  Mr. Mellin also serves on the board of directors of Tempel Steel, a multinational steel lamination company, and Verado Energy, a Dallas-based exploration and production company.  Mr. Mellin holds a Bachelor of Science in accounting. He started his career as a public accountant with PriceWaterhouse and held positions of increasing responsibility with several companies as Chief Financial Officer.  He has considerable experience with Strategic Planning, Financial Management and Oversight, M&A and Financing activities.
Jonathan Segal. Jonathan Segal is a managing director of, and portfolio manager for, Highbridge. Mr. Segal joined Highbridge in 2007. Before joining Highbridge, he worked at Sanford Bernstein & Co., LLC. Mr. Segal also serves on the board of directors of Contura Energy, Inc., where he is chair of the compensation committee, and Hycroft Mining Corporation, where he is a member of the audit and compensation committees and chair of the nominating and governance committee. Mr. Segal holds a Bachelor of Arts in urban studies from the University of Pennsylvania.
Jacob Mercer. Jacob Mercer is the Head of Restructuring and Special Situations at Whitebox Advisors. Prior to joining Whitebox Advisors, Mr. Mercer worked for Xcel Energy as Assistant Treasurer and Managing Director.  Before joining Xcel Energy, he was a Senior Credit Analyst and Principal at Piper Jaffray and a Research Analyst at Voyageur Asset Management.  Mr. Mercer also served as a logistics officer in the United States Army.  Mr. Mercer has served on a number of board of directors including Ceres Global Ag (TSX: CRP), Hycroft Mining, Jerritt Canyon Gold, Par Pacific (NYSE: PARR), Platinum Energy Solutions, Piceance Energy, SAExploration (NASDAQ: SAEX) and White Forest Resources.  Mr. Mercer holds a Bachelor of Arts with a double major in economics and business management from St. John’s University.  He also holds the Chartered Financial Analyst (CFA) designation.
Jeffrey A. Brodsky. Jeffrey Brodsky is a co-founder and Managing Director of Quest Turnaround Advisors, LLC (“Quest”) where he provides advisory and interim management services to boards of directors, senior management and creditors of companies. Currently, Mr. Brodsky is leading Quest’s role as Plan Administrator of Adelphia Communications Corporation and Trust Administrator of the Adelphia Recovery Trust, serves as Lead Director of Broadview Networks, Inc., and as a director of Her Justice. Recently, Mr. Brodsky completed Quest’s role as Liquidating Trust Manager of the ResCap Liquidating Trust where he led all activities relating to ResCap’s emergence from Chapter 11 and management of its operations including the distribution of over $2.2 billion to beneficiaries. Previously, Mr. Brodsky served as Non-Executive Chairman of Horizon Lines, Inc. and Non-Executive Chairman of AboveNet, Inc., a director of Euramax Holdings, Inc., PTV, Inc., Motor Coach International, Inc., EBG Holdings, LLC, Titan Energy Partners, LP, TVMAX, Inc., Morris Material Handling, Inc., Comdisco Holdings, Inc., and Hawaiian Airlines. Mr. Brodsky holds a Bachelor in Science from New York University College of Business and Public Administration and a Master of Business Administration from New York University Graduate School of Business. He is also a Certified Public Accountant.

Certain Relationships and Related Party Transactions
The transactions described under the headings “Stockholders Agreement” and “Registration Rights Agreement” in Item 1.01 may be deemed to be related party transactions. As such, the disclosure contained under those headings is incorporated by reference into this Item 5.02.
In addition, as discussed above, Mr. Segal serves as a managing director of, and portfolio manager for, Highbridge. Pursuant to the Plan and the Stockholders Agreement, Highbridge has the right to designate one member of the New Board. Furthermore, Highbridge and/or one or more of its affiliates own approximately 16.1% of the New Common Stock outstanding on the Effective Date (including shares issued pursuant to the MIP) and approximately $49.7 million in aggregate principal amount of Second Lien Notes.
As discussed above, Jacob Mercer is the Head of Restructuring and Special Situations at Whitebox Advisors. Pursuant to the Plan and the Stockholders Agreement, Whitebox Advisors and/or its affiliates have the right to designate one member of the New Board. Furthermore, Whitebox Advisors and/or one or more of its affiliates own approximately 12.7% of the New Common Stock outstanding on the Effective Date (including shares issued pursuant to the MIP) and approximately $46.0 million in aggregate principal amount of Second Lien Notes.
As discussed above, Jonathan Mellin serves as the President, Chief Executive Officer and Chief Investment Officer of Simpson Estates. Pursuant to the Plan and the Stockholders Agreement, Simpson Estates and/or its affiliates have the right to designate one member of the New Board. Furthermore, Simpson Estates and/or one or more of its affiliates own approximately 6.5% of the New Common Stock outstanding on the Effective Date (including shares issued pursuant to the MIP) and approximately $24.9 million in aggregate principal amount of Second Lien Notes.
Pursuant to the Plan and Stockholders Agreement, Corre and WFF have the right by mutual agreement to designate one member of the New Board provided that such individual who qualifies as an “independent director” under NASDAQ Marketplace Rule 5605(a)(2). Mr. Brodsky was selected by Corre and WFF.
Executive Officers
Pursuant to Article V.O of the Plan, the officers of the Company on the Effective Date will be the same officers of the Company existing immediately prior to the Effective Date. As of the Effective Date, the executive officers of the Company are:

Name                            Title
Steven W. Scheinkman                    President and Chief Executive Officer

Patrick R. Anderson	Executive Vice President and Chief Financial Officer

Marec E. Edgar	Executive Vice President, General Counsel, Secretary, and Chief Administrative Officer

Ronald E. Knopp	Executive Vice President and Chief Operating Officer
MIP
The disclosure contained under the heading “Management Incentive Plan” in Item 1.01, and in Item 3.02, is incorporated by reference into this Item 5.02.
Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On the Effective Date, pursuant to the terms of the Plan, the Company filed Articles of Amendment and Restatement (the “Articles”) with the State Department of Assessments and Taxation of Maryland. Also on the Effective Date, and pursuant to the terms of the Plan, the Board adopted Amended and Restated Bylaws (the “Bylaws”). Descriptions of the material provisions of the Articles and the Bylaws are contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 31, 2017, which description is incorporated by reference herein.
Item 7.01 - Regulation FD Disclosure
On the Effective Date, the Company issued a press release regarding the matters disclosed in this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by this reference.
The information included in this Form 8-K under Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Cautionary Note Regarding Forward-Looking Statements
Information provided and statements contained in this Current Report on Form 8-K or the Exhibits hereto that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements speak only as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
2.1	Debtors’ Amended Prepackaged Joint Plan of Reorganization dated July 25, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 3, 2017)
3.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed August 31, 2017)
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed August 31, 2017)
10.1*
Revolving Credit and Security Agreement dated August 31, 2017 between the Company and certain of its subsidiaries, PNC Bank, National Association, as lender and as administrative and collateral agent, and the other lenders party thereto

10.2*	Indenture dated August 31, 2017, between the Company, certain of its subsidiaries, WSFS, FSB, as Trustee and Collateral Agent
10.3*	Intercreditor Agreement dated August 31, 2017, between PNC Bank, National Association and WSFS, FSB, and acknowledged by the Company and certain of its subsidiaries
10.4*	2017 Management Incentive Plan of the Company
99.1
Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Amended Prepackaged Joint Plan of Reorganization, as entered by the Bankruptcy Court on August 2, 2017 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 3, 2017)

99.2*	Press release dated August 31, 2017

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A.M Castle & Co.

	By:	/s/ Marec E. Edgar
September 6, 2017		Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Debtors’ Amended Prepackaged Joint Plan of Reorganization dated July 25, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 3, 2017)
3.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed August 31, 2017)
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed August 31, 2017)
10.1*
Revolving Credit and Security Agreement dated August 31, 2017 between the Company and certain of its subsidiaries, PNC Bank, National Association, as lender and as administrative and collateral agent, and the other lenders party thereto

10.2*	Indenture dated August 31, 2017, between the Company, certain of its subsidiaries, WSFS, FSB, as Trustee and Collateral Agent
10.3*	Intercreditor Agreement dated August 31, 2017, between PNC Bank, National Association and WSFS, FSB, and acknowledged by the Company and certain of its subsidiaries
10.4*	2017 Management Incentive Plan of the Company
99.1
Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Amended Prepackaged Joint Plan of Reorganization, as entered by the Bankruptcy Court on August 2, 2017 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 3, 2017)

99.2*	Press release dated August 31, 2017

*Filed herewith